
                                                                    Exhibit 10.1


                                                                       EXECUTION





                           LOAN AND SECURITY AGREEMENT

                                  by and among

                    CONGRESS FINANCIAL CORPORATION (FLORIDA)
                                    as Lender

                                       and

                               JLM CHEMICALS, INC.
                               JLM MARKETING, INC.
                                  as Borrowers

                              JLM INDUSTRIES, INC.
                             JLM INTERNATIONAL, INC.
                                  as Guarantors





                              Dated: June 28, 2001


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
SECTION  1.  DEFINITIONS..........................................................................................1
SECTION  2.  CREDIT FACILITIES...................................................................................21
         2.1      LOANS..........................................................................................21
         2.2      LETTER OF CREDIT ACCOMMODATIONS................................................................22
         2.3      JOINT AND SEVERAL LIABILITY....................................................................25
SECTION  3.  INTEREST AND FEES...................................................................................26
         3.1      INTEREST.......................................................................................26
         3.2      CLOSING FEE....................................................................................28
         3.3      SERVICING FEE..................................................................................28
         3.4      UNUSED LINE FEE................................................................................28
         3.5      CHANGES IN LAWS AND INCREASED COSTS OF LOANS...................................................28
SECTION  4.  CONDITIONS PRECEDENT................................................................................29
         4.1      CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS......................29
         4.2      CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS..........................32
SECTION  5.  GRANT OF SECURITY INTEREST..........................................................................33
SECTION  6.  COLLECTION AND ADMINISTRATION.......................................................................35
         6.1      BORROWERS' LOAN ACCOUNTS.......................................................................35
         6.2      STATEMENTS.....................................................................................35
         6.3      COLLECTION OF ACCOUNTS.........................................................................35
         6.4      PAYMENTS.......................................................................................37
         6.5      AUTHORIZATION TO MAKE LOANS....................................................................37
         6.6      APPOINTMENT OF AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.................37
         6.7      USE OF PROCEEDS................................................................................38
SECTION  7.  COLLATERAL REPORTING AND COVENANTS..................................................................38
         7.1      COLLATERAL REPORTING...........................................................................38
         7.2      ACCOUNTS COVENANTS.............................................................................39
         7.3      INVENTORY COVENANTS............................................................................41
         7.4      EQUIPMENT AND REAL PROPERTY COVENANTS..........................................................42
         7.5      POWER OF ATTORNEY..............................................................................42
         7.6      RIGHT TO CURE..................................................................................43
         7.7      ACCESS TO PREMISES.............................................................................44
         7.8      BILLS OF LADING AND OTHER DOCUMENTS OF TITLE...................................................44
SECTION  8.  REPRESENTATIONS AND WARRANTIES......................................................................44
         8.1      CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES.........................................44
         8.2      FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE...............................................45
         8.3      CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS...................................................45
         8.4      PRIORITY OF LIENS; TITLE TO PROPERTIES.........................................................45


                                      (ii)

         8.5      TAX RETURNS....................................................................................45
         8.6      LITIGATION.....................................................................................46
         8.7      COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS...........................................46
         8.8      ENVIRONMENTAL COMPLIANCE.......................................................................46
         8.9      EMPLOYEE BENEFITS..............................................................................47
         8.10     BANK ACCOUNTS..................................................................................48
         8.11     INTELLECTUAL PROPERTY..........................................................................48
         8.12     INTERRELATED BUSINESS..........................................................................49
         8.13     CAPITALIZATION.................................................................................49
         8.14     LABOR DISPUTES.................................................................................49
         8.15     CORPORATE NAME; PRIOR TRANSACTIONS.............................................................50
         8.16     RESTRICTIONS ON SUBSIDIARIES...................................................................50
         8.17     MATERIAL CONTRACTS.............................................................................50
         8.18     PAYABLE PRACTICES..............................................................................50
         8.19     ACCURACY AND COMPLETENESS OF INFORMATION.......................................................50
         8.20     SURVIVAL OF WARRANTIES; CUMULATIVE.............................................................50
SECTION  9.   AFFIRMATIVE AND NEGATIVE COVENANTS.................................................................51
         9.1      MAINTENANCE OF EXISTENCE.......................................................................51
         9.2      NEW COLLATERAL LOCATIONS.......................................................................51
         9.3      COMPLIANCE WITH LAWS, REGULATIONS, ETC.........................................................51
         9.4      PAYMENT OF TAXES AND CLAIMS....................................................................53
         9.5      INSURANCE......................................................................................53
         9.6      FINANCIAL STATEMENTS AND OTHER INFORMATION.....................................................54
         9.7      SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC........................................57
         9.8      ENCUMBRANCES...................................................................................58
         9.9      INDEBTEDNESS...................................................................................60
         9.10     LOANS, INVESTMENTS, GUARANTEES, ETC............................................................64
         9.11     DIVIDENDS AND REDEMPTIONS......................................................................67
         9.12     TRANSACTIONS WITH AFFILIATES...................................................................68
         9.13     ADDITIONAL BANK ACCOUNTS.......................................................................68
         9.14     COMPLIANCE WITH ERISA..........................................................................68
         9.15     ADJUSTED TANGIBLE NET WORTH....................................................................69
         9.16     END OF FISCAL YEARS: FISCAL QUARTERS...........................................................69
         9.17     CHANGE IN BUSINESS.............................................................................69
         9.18     LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES..............................................69
         9.19     COSTS AND EXPENSES.............................................................................70
         9.20     AFTER ACQUIRED REAL PROPERTY...................................................................70
         9.21     FURTHER ASSURANCES.............................................................................71
SECTION 10.   EVENTS OF DEFAULT AND REMEDIES.....................................................................71
        10.1      EVENTS OF DEFAULT..............................................................................71
        10.2      REMEDIES.......................................................................................73
SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERSAND CONSENTS;
              GOVERNING LAW......................................................................................74
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                                     (iii)


        11.1      GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER..........................75
        11.2      WAIVER OF NOTICES..............................................................................76
        11.3      AMENDMENTS AND WAIVERS.........................................................................76
        11.4      WAIVER OF COUNTERCLAIMS........................................................................76
        11.5      INDEMNIFICATION................................................................................76
        11.6      CURRENCY INDEMNITY.............................................................................77
SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS...................................................................77
        12.1      TERM...........................................................................................77
        12.2      INTERPRETATIVE PROVISIONS......................................................................79
        12.3      NOTICES........................................................................................81
        12.4      PARTIAL INVALIDITY.............................................................................81
        12.5      SUCCESSORS.....................................................................................81
        12.6      CONFIDENTIALITY................................................................................81
        12.7      ENTIRE AGREEMENT...............................................................................83


                                      (iv)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

                  Exhibit A         Information Certificate for Parent
                                    Information Certificate for Chemicals
                                    Information Certificate for Marketing
                                    Information Certificate for International

                  Exhibit B         Form of Borrowing Base Certificate

                  Exhibit C         Form of Compliance Certificate

                  Schedule 1.35     Existing Letters of Credit

                  Schedule 1.66     Investors

                  Schedule 1.82     Subordinated Noteholders

                  Schedule 5.2(a)   Sasol Inventory

                  Schedule 5.2(b)   Sasol Contracts

                  Schedule 6.3      Bank Accounts

                  Schedule 8.4      Existing Liens

                  Schedule 8.7      Compliance with Other Agreements

                  Schedule 8.8      Environmental Matters

                  Schedule 8.10     Bank Accounts

                  Schedule 8.11     Licensed Intellectual Property

                  Schedule 8.14     Labor Matters

                  Schedule 8.17     Material Contracts

                  Schedule 9.9(l)   Existing Unsecured Indebtedness

                  Schedule 9.9(k)   Existing Secured Indebtedness

                  Schedule 9.10     Existing Loans, Advances and Guarantees


                                      (i)

                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement dated June 28, 2001 is entered into by and among Congress Financial Corporation (Florida), a Florida corporation ("Lender"), JLM Chemicals, Inc., a Delaware corporation ("Chemicals"), JLM Marketing, Inc., a Delaware corporation ("Marketing", and together with Chemicals and Marketing, each individually, a "Borrower" and collectively, "Borrowers" as hereinafter further defined), JLM Industries, Inc., a Delaware corporation ("Parent") and JLM International, Inc., a Delaware corporation ("International" and, together with Parent, each individually, a "Guarantor" and collectively, "Guarantors" as hereinafter further defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Borrowers and Guarantors have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

         WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean, as to each Borrower, all present and future rights of such Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or applicable foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals) to the extent required to be shown as liabilities on a balance sheet of such Person prepared in accordance with GAAP.

         1.4 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the Voting Stock or other equity interest of such specified person; or
(c) of which five (5%) percent or more of the Voting Stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.6 "Borrowers" shall mean, collectively, the following (together with their respective successors and assigns): (a) Chemicals, and (b) Marketing; each sometimes being referred to herein individually as a "Borrower".

         1.7 "Borrowing Base" shall mean, as to any Borrower, at any time, the amount equal to:

              (a) eighty-five (85%) percent multiplied by the Net Amount of Eligible Accounts of Borrowers; PLUS

              (b) the lesser of: (i) the sum of (A) fifty-five (55%) percent multiplied by the Value (as defined in Section 1.87 hereof) of Eligible Inventory consisting of finished goods plus (B) fifty-five (55%) multiplied by the Value of Eligible Inventory consisting of raw materials for such finished goods (PROVIDED, THAT, Lender reserves the right to set different advance rates with respect to the Eligible Inventory of Chemicals; the maximum Value of Eligible Inventory included in the calculation of the Borrowing Base consisting of Eligible Inventory of Chemicals shall be the lesser of the Value of such Eligible Inventory of Chemicals or $2,000,000) or (ii) $12,000,000; LESS

              (c) any Reserves.

For purposes only of applying the sublimit on Loans based on Eligible Inventory set forth clause (b) above, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit..

         1.8 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.9 "Canadian Dollars" and "C$" shall each mean the lawful currency of Canada.

         1.10 "Canadian Pension Plan" shall mean any plan, program or arrangement that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or Guarantor in respect of any Person's employment in Canada with any Borrower or Guarantor.

         1.11 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.12 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.13 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of a Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

        1.14 "Change of Control" shall mean shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) except as otherwise permitted in
Section 9.7 hereof; (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holder, of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding Voting Stock of Parent or the Board of Directors of Parent; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Parent, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; or (e) the failure of Parent to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any of the Borrowers, and Guarantors.

         1.15 "Chemicals" shall mean JLM Chemicals, Inc., a Delaware corporation, and its successors and assigns.

         1.16 "Chem Canada" shall mean JLM Chemicals Canada Incorporated, a company organized under the laws of Ontario, and its successors and assigns.

         1.17 "Citizens" shall mean Citizens Bank of Massachusetts and its successors and assigns.

         1.18 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.19 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.20 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

         1.21 "Currency Exchange Convention" shall mean, in the calculation of the US Dollar Equivalent, a procedure used by Lender to value in US Dollars (i) the obligations or assets of any Borrower or Guarantor that are originally measured in Canadian Dollars and (ii) any other amount expressed in Canadian Dollars or any other currency, other than US Dollars, in each case by using the spot price for the purchase of US Dollars with Canadian Dollars (or such other currency) provided to Lender by the Reference Bank (or such other bank as Lender may specify for such purpose) for the immediately preceding Business Day.

         1.22 "Eligible Accounts" shall mean, as to each Borrower, Accounts created by such Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

              (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

              (b) such Accounts of Marketing and Chemicals are not unpaid more than the earlier of (i) sixty (60) days after the original due date thereof or
(ii) ninety (90) days after the date of the original invoice for them;

              (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

              (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

              (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (PROVIDED, THAT, at any time promptly upon Lender's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

              (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

              (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

              (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

              (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

              (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of such Borrower;

              (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

              (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

              (m) such Accounts of a single account debtor or its Affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

              (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than the earlier of (i) sixty (60) days after the due date thereof and (ii) ninety (90) days after the date of the original invoice for them, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

              (o) such Accounts are not evidenced by instruments or chattel paper;

              (p) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

              (q) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

              (r) such Accounts are owed by account debtors deemed creditworthy at all times by such Borrower consistent with its current practice and who are reasonably acceptable to Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from such Borrower, which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.23 "Eligible Inventory" shall mean, as to each Borrower, the Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower, and raw materials which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include:

              (a)   work-in-process;

              (b)   packaging and shipping materials;

              (c)   supplies used or consumed in such Borrower's business;

              (d) Inventory at premises other than those owned and controlled by such Borrower, EXCEPT (i) any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America which are not owned and operated by Borrower may nevertheless be considered Eligible
Inventory: (A) as to locations which are leased by Borrower if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, and
(B) as to locations owned and operated by a third person, if Lender shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator and, in addition, if required by Lender: (1) UCC-1 financing statements between the owner and operator, as consignee or bailee and Borrower, as consignor or bailor, in form and substance satisfactory to Lender, which are duly assigned to Lender and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Lender, and (ii) Inventory which is in transit, on land, to the premises of Borrower in the United States which are either owned and controlled by Borrower or leased by Borrower (but only if Lender has received a Collateral Access Agreement duly authorized, executed and delivered by such owner and lessor of such leased premises, as the case may be), PROVIDED, THAT, (A) Lender has a first priority perfected security interest in and control and possession of all originals of documents of title with respect to such Inventory, (B) Lender has received a copy of the invoice and manifest with respect thereto, and (C) such Inventory is not subject to any Letter of Credit Accommodation ("In-Transit Inventory");

              (e) Inventory located outside the continental United States of America;

              (f) Inventory subject to a security interest or lien in favor of any person other than Lender;

              (g) bill and hold goods;

              (h) unserviceable, obsolete or slow moving Inventory;

              (i) Inventory which is not subject to the first priority, valid and perfected security interest of Lender;

              (j) damaged and/or defective Inventory;

              (k) Inventory purchased or sold on consignment; and

              (l) Inventory of Chemicals wherever located (until such time as Lender determines to deem Inventory of Chemicals which otherwise meets the criteria of Eligible Inventory to be "Eligible Inventory").

General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Lender has no written notice thereof from such Borrower, which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral. The Inventory of Chemicals shall not be deemed Eligible Inventory until such time as Lender determines. In the event that Lender does determine that Inventory of Chemicals is Eligible Inventory, Lender reserves its rights to determine advance rates with respect to such Inventory, and Reserves with respect thereto.

         1.24 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.25 "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

         1.26 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.27 "ERISA Affiliate" shall mean any person required to be aggregated with a Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.28 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which a Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which a Borrower or any of its Subsidiaries could otherwise be liable for amounts in excess of $50,000; (f) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of a Borrower for amounts in excess of $50,000.

         1.29 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower.

         1.30 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.31 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.32 "Excess Availability" shall mean, as to Borrowers, the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Credit, MINUS (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are more than sixty (60) days past due as of such time, plus
(iii) the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent and the book overdraft of Borrowers.

         1.33 "Exchange Act" shall mean the Securities Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.34 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on Schedule 1.34 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.35 "Financing Agreements" shall mean, collectively, this Agreement, and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement.

         1.36 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

         1.37 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.38 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.39 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

         1.40 "Information Certificate" shall mean the Information Certificates with respect to each Borrower and Guarantor constituting Exhibit A hereto containing material information with respect to such Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers or Guarantors to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.41 "Intellectual Property" shall mean each Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

         1.42 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, no Borrower may elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.43 "Interest Rate" shall mean:

              (a) Subject to clauses (b) and (c) below, as to Prime Rate Loans, a rate equal to one-half (1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three
(3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); and

               (b Notwithstanding anything to the contrary contained in clause
(a) or clause (b) above, the Interest Rate shall mean the rate of two and one-half (2 1/2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations (notwithstanding entry of a judgment against any Borrower) are indefeasibly paid and satisfied in full, (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (iii) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

         1.44 "International" shall mean JLM International, Inc., a Delaware corporation, and its successors and assigns.

         1.45 "Inventory" shall mean all of each Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.46 "JLM Domestic Subsidiaries" shall mean, collectively, each of the following (and their respective successors and assigns): (a) JLM (Ind.) Inc., an Indiana corporation, (b) Illinois Marketing Services, Inc., an Illinois corporation; and (c) any other direct or indirect Subsidiary formed under the laws of the United States of America of Parent, any Borrower or other Guarantor, however formed or acquired; sometimes being referred to herein individually as a "JLM Domestic Subsidiary"; PROVIDED, THAT, the term "JLM Domestic Subsidiary" shall not include JLM Foreign Subsidiaries (as such term is defined below).

         1.47 "JLM Foreign Subsidiaries" shall mean, collectively, each of the following (and their respective successors and assigns): (a) JLM Export Company, a Barbados corporation; (b) JLM Europe B.V., a Holland corporation, (c) JLM Industries de Columbia, CI SA, a Columbian corporation, (d) JLM Industries (South Africa) Pty Ltd., a South African corporation, (e) Quibarca, a Venezuelan corporation and (f) any other direct or indirect Subsidiary of Parent, any Borrower or Guarantor formed under the laws of a jurisdiction other than the United States of America; sometimes being referred to individually as a "JLM Foreign Subsidiary", PROVIDED, THAT, the term "JLM Foreign Subsidiaries" shall not include the JLM Domestic Subsidiaries.

         1.48 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer (including the Existing Letters of Credit; each sometimes being referred to herein individually as a "Letter of Credit Accommodation").

         1.49 "Loans" shall mean the loans made to or for the benefit of any Borrower by or on behalf of Lender on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.50 "Marketing" shall mean JLM Marketing, Inc., a Delaware corporation, and its successors and assigns.

         1.51 "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance, operations or properties of Borrowers and Guarantors (taken as a whole); (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral; (d) the Collateral or any other property which is security for the Obligations, or the value of the Collateral or such other property; (e) the ability of any Borrower or Guarantor to repay the Obligations or of any Borrower or Guarantor to perform its material obligations under this Agreement or any of the other Financing Agreements; or
(f) the ability of Lender to enforce the Obligations or realize upon a material portion of the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

         1.52 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower involving monetary liability of or to any Person in an amount payable in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of any Borrower or Guarantor or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder.

         1.53 "Maximum Credit" shall mean the amount of $20,000,000.

         1.54 "Mortgage" shall mean the Mortgage and Security Agreement, dated of even date herewith, by Chemicals in favor of Lender with respect to the Real Property and related assets of Chemicals located in Blue Island, Illinois.

         1.55 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by a Borrower or any ERISA Affiliate.

         1.56 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.57 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by a Borrower or Guarantor to Lender and/or its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement, or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to a Borrower or Guarantor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

         1.58 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than a Borrower.

         1.59 "Parent" shall mean JLM Industries, Inc., a Delaware corporation, and its successors and assigns.

         1.60 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section
12.5 of this Agreement governing participations.

         1.61 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.62 "Permits" shall have the meaning set forth in Section 8.7 hereof.

         1.63 "Permitted Holder" shall mean (a John L. McDonald; (b) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of the Person set forth in Section 1.64(a) hereof; (c) a trust, the beneficiaries of which (ignoring remote contingent interests), or a corporation, partnership or other entities, the stockholders, members, general or limited partners or owners of which, include only any or all of the Person set forth in Section 1.64(a) hereof. For purposes of this definition, the term "control" (including the correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person shall mean the possession, directly, or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

         1.64 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.65 "Phoenix Investors" shall mean the parties and individuals listed on Schedule 1.65 hereto.

         1.66 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.67 "PPSA" shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec, or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, ranking or priority of security interests, liens or hypothecs on personal property (i.e. movable property), and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

         1.68 "Priority Payables" shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or a security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under Federal, Provincial, State, county, district, municipal, or local law including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, employee withholdings or deductions and vacation pay, workers' compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which Lender, in good faith, considers may be or may become subject to a right of a supplier to recover possession thereof under any Federal or Provincial law, where such supplier's right may have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable provincial laws granting revendication or similar rights to unpaid suppliers.

         1.69 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.70 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.71 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located including the real property and related assets more particularly described in the Mortgage.

         1.72 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to any Borrower in respect of the sale or other disposition by any Borrower of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or otherwise in favor of or delivered to any Borrower in connection with any Account; or (e) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower is beneficiary).

         1.73 "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

         1.74 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

         1.75 "Renewal Date" shall the meaning set forth in Section 12.1 hereof.

         1.76 "Reserves" shall mean, as to each Borrower, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to such Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets or business of such Borrower or any Obligor, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of such Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof, or (d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (e) to reflect Priority Payables. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

         1.77 "SASOL" shall mean SASOL North America, Inc., a Delaware corporation, and it successors and assigns.

         1.78 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation and at their present fair salable value are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, to the best of such Person's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         1.79 "SouthTrust Bank" shall mean SouthTrust Bank and its successors and assigns.

         1.80 "SouthTrust Bank Agreements" shall mean, collectively, the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) Credit Agreement, dated of even date herewith, by and between SouthTrust Bank and Parent, (b) Mortgage Note, dated of even date herewith issued by Parent in favor of SouthTrust Bank in the original principal amount of $1,885,000, (c) Mortgage, Security Agreement and Assignment of Rents and Leases, dated of even date herewith by and between SouthTrust Bank and Parent, and (d) all agreements, documents, mortgages and instruments executed and/or delivered in connection with any of the foregoing.

         1.81 "Subordinated Noteholders" shall mean, collectively, each of the persons listed on Schedule 1.81 hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         1.82 "Subordinated Notes" shall mean, collectively, the promissory notes or other instruments issued by any Borrower or Guarantor, as the case may be, payable to the

Subordinated Noteholders described on Schedule 1.82 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.83 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person. The term "Subsidiary" as used herein shall be deemed to mean a Subsidiary of Parent unless otherwise specified.

         1.84 "Term Loan Lender" shall mean GATX Capital Corporation, a Delaware corporation and its successors and assigns.

         1.85 "Term Loan Lender Agreements" shall mean, collectively, the following (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) Loan Agreement, dated of even date herewith, by and among Parent, Chemicals, Terminals, JLM Realty, Inc. and Term Loan Lender, (b) Promissory Note, dated of even date herewith, issued by Chemicals, Terminals and Realty in favor of Term Loan Lender in the original principal amount of $7,135,000, (c) Security Agreement, dated of even date herewith, by and between Chemicals and Term Loan Lender, (d) Security Agreement, dated of even date herewith, by and between Terminals and Term Loan Lender, (e) Mortgage and Security Agreement, dated of even date herewith, by Chemicals in favor of Term Loan Lender with respect to the Real Property and related assets of Chemicals located in Blue Island, Illinois, (f Deed of Trust, dated of even date herewith, by Terminals and JLM Realty, Inc. in favor of Term Loan Lender with respect to the Real Property and related assets of Terminals and JL Realty, Inc. located in North, Carolina, (g) Collateral Assignment of Q-Max Process License Agreement, dated of even date herewith, by Chemicals in favor of Term Loan Lender, and (h) all agreements, documents, mortgages and instruments executed and/or delivered in connection with any of the foregoing.

         1.86 "Terminals" shall mean JLM Terminals, Inc., a North Carolina corporation, and its successors and assigns.

         1.87 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, PROVIDED, THAT, for purposes of the calculation of the Borrowing Base, the Value of the Inventory shall not include: (i) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to a Borrower or Guarantor or (ii) write-ups in value with respect to currency exchange rates.

         1.88 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.


SECTION 2.    CREDIT FACILITIES

         2.1  LOANS.

              (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to each Borrower from time to time in amounts requested by such Borrower (or Marketing on behalf of such Borrower) up to the Borrowing Base.

              (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to a Borrower (or Marketing on behalf of such Borrower), (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in its good faith, that, without duplication: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith, that, without duplication: (A) the number of days of the turnover of the Inventory for any period has changed, or (B) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves. To the extent Lender shall have established a Reserve which is sufficient to address an event, condition or matter described in this Section 2.1(b) in a manner satisfactory to Lender in good faith, Lender shall not exercise its rights under this Section 2.1(b) to reduce the lending formulas to address such event, condition or matter. The amount of any reduction in the lending formula by Lender pursuant to this
Section 2.1(b) shall have a reasonable relationship to the matter which is the basis for such a reduction.

              (c) Except in Lender's discretion (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, and (ii) the aggregate outstanding amount of Loans based on In-Transit Inventory at any time shall not exceed $500,000. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

         2.2  LETTER OF CREDIT ACCOMMODATIONS.

              (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower, or Marketing on behalf of such Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to such Borrower pursuant to this Section 2.

              (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and one-quarter (1 1/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to three and one quarter (3 1/4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

              (c) The Borrower requesting a Letter of Credit Accommodation, or Marketing on behalf of such Borrower, shall give Lender two (2) Business Days' prior written of any Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Such Borrower (or Marketing on behalf of such Borrower) shall attach to such notice the proposed form of the Letter of Credit Accommodation.

              (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) the Borrower requesting such Letter of Credit Accommodation (or Marketing on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and
(iii) the Excess Availability of such Borrower, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodation requested, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) minus the then applicable percentage with respect to Eligible Inventory set forth in Section 1.9(b) multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of a Borrower 's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose (or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation which is for the purpose of purchasing Eligible Inventory), an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

              (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $12,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations.

              (f) Each Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Each Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

              (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, each Borrower will, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into such Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Each Borrower shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

              (h) Each Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Each Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of such Borrower. Lender shall have the sole and exclusive right and authority to, and each Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

              (i) Any rights, remedies, duties or obligations granted or undertaken by a Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by such Borrower to Lender and to apply in all respects to such Borrower.

          2.3 JOINT AND SEVERAL LIABILITY. Borrowers shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to another Borrower hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of another Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from any of the other Borrowers, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of any of the other Borrowers, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of any Obligor or any of the other Borrowers, other than the wilful misconduct, gross negligence or bad faith of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

SECTION 3.    INTEREST AND FEES

         3.1  INTEREST.

              (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

              (b) Each Borrower (or Marketing on behalf of such Borrower) may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Marketing on behalf of such Borrower) shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from a Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDED, THAT, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement,
(iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, as determined by Lender (but with no obligation of Lender to make such Loans), and (vii Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by a Borrower to convert Prime

Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

              (c) Any Eurodollar Rate Loans shall automatically convert to
Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Marketing, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of a Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

              (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

              (e) No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements or any Event of Default, or the exercise by Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise by Lender of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by or on behalf of a Borrower of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Lender to contract for, charge or receive, in any event, interest exceeding the maximum non-usurious rate of interest under applicable Federal or State Law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of Indebtedness of any Borrower to Lender (the "Maximum Interest Rate"). In no event shall a Borrower be obligated to pay interest exceeding such Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel such Borrower to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate. In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate ("Excess"), each Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and BONA FIDE error, and that any Excess received by Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to such Borrower (or Marketing on behalf of such Borrower), it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. Each Borrower recognizes that, with fluctuations in the rate of interest set forth in this
Section 3.1 and the Maximum Interest Rate, such an unintentional result could inadvertently occur. By the execution of this Agreement, each Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) each Borrower shall not seek or pursue any other remedy, legal or equitable, against Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Lender, all interest at any time contracted for, charged or received by Lender in connection with this Agreement or any of the other Financing Agreements shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         3.2 CLOSING FEE. Borrower shall pay to Lender as a closing fee the amount of $25,000, which shall be fully earned and payable as of the date hereof.

         3.3 SERVICING FEE. Borrowers shall pay to Lender a servicing fee in an amount equal to $1,750 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

         3.4 UNUSED LINE FEE. While this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, Borrowers shall pay to Lender an unused line fee at a rate equal to one-quarter of one (1/4%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

         3.5  CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

              (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to a Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any Participant with Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account with respect to a Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to a Borrower and shall be conclusive, absent manifest error.

              (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account with respect to a Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


SECTION 4.    CONDITIONS PRECEDENT

         4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

              (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by Citizens of all of its credit financing arrangements with Borrowers and Guarantors existing pursuant to the Amended and Restated Credit Agreement, dated as of November 1, 1999, by and among the Borrowers and Guarantors, as guarantors, and otherwise and the termination and release by Citizens of any interest in and to any assets and properties of Borrowers and Guarantors, duly authorized, executed and delivered by each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by Citizens or its predecessors, as secured party and any Borrower or Guarantor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of such lender, in form acceptable for recording with the appropriate Governmental Authority;

              (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Guarantor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

              (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority;

              (d) no material adverse change shall have occurred in the assets or business of any Borrower or Guarantor since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

              (e) Lender shall have received, in form and substance satisfactory to Lender, (i) evidence that the Term Loan Agreements have been duly executed and delivered by and to the appropriate parties thereto and that such Term Loan Agreements provide for, among other things, a committed term loan facility from Term Loan Lender to Borrower in a principal amount of at least $7,135,000, (ii) evidence that the transactions contemplated under the terms of the Term Loan Agreements have been consummated prior to or contemporaneously with the execution of this Agreement, and (iii) true and complete copies of all of the Term Loan Agreements;

              (f) Lender shall have received, in form and substance satisfactory to Lender, (i) evidence that the SouthTrust Bank Agreements have been duly executed and delivered by and to the appropriate parties thereto and that such SouthTrust Bank Agreements provide for, among other things, a committed mortgage loan facility from SouthTrust Bank to Parent in a principal amount of at least $1,885,000, (ii) evidence that the transactions contemplated under the terms of the SouthTrust Bank Agreements have been consummated prior to or contemporaneously with the execution of this Agreement, and (iii) true and complete copies of all of the SouthTrust Bank Agreements;

              (g) Lender shall have received, in form and substance satisfactory to Lender, an intercreditor agreement by and between Term Loan Lender and Lender, as acknowledged and agreed to by Borrowers and Obligors, providing for, among other things, the relative rights and priorities with respect to the assets and properties of Borrower and Obligors as among Lender and Term Loan Lender;

              (h) Lender shall have received evidence, in form and substance satisfactory to Lender, that Borrower has received not less than $2,500,000 in immediately available funds as an equity capital contribution from the Phoenix Investors, on terms and conditions acceptable to Lender the proceeds of which shall be used to repay Indebtedness to Existing Lender;

              (i) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than seven (7) Business Days prior to the date hereof;

              (j) Lender shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of the JLM Domestic Subsidiaries of Parent (other than Terminals, Chemicals, Olefins Terminal Corp., and JLM Realty, Inc.) incorporated under the laws of any State of the United States of America and stock certificates representing sixty-five (65%) percent of the issued and outstanding shares of Capital Stock of each direct JLM Foreign Subsidiary of Parent, in each case together with stock powers duly executed in blank with respect thereto;

              (k) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrowers and by warehouses at which Collateral is located;

              (l) Lender shall have received, in form and substance satisfactory to Lender, all agreements with the depository banks and Borrowers with respect to the Blocked Accounts as Lender may require pursuant to Section
6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrowers;

              (m) Lender shall have received and reviewed UCC and PPSA search results for all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Lender;

              (n) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

              (o) Lender shall have received, in form and substance satisfactory to Lender, the collateral assignment of the life insurance policy maintained by Parent on the life of John L. McDonald which shall be in the amount of not less than $950,000;

              (p) Lender shall have received, in form and substance satisfactory to Lender, subordination agreements by and between each of the Subordinated Noteholders and Lender, as acknowledged and agreed to by Borrower, duly authorized, executed and delivered by each of the Subordinated Noteholders and Borrower, providing for, INTER ALIA, the subordination in right of payment of indebtedness of Borrower to each of the Subordinated Noteholders to the prior indefeasible payment and satisfaction in full of the Obligations;

              (q) Lender shall have received, in form and substance reasonably satisfactory to Lender, a valid and effective title insurance policy issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgage, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

              (r) Lender shall have received, in form and substance satisfactory to Lender, Asset Purchase Agreement, dated May 23, 2001, by and among Parent, Marketing and SASOL, duly authorized, executed and delivered by such parties, providing for, INTER ALIA, (i) the forgiveness of at least $3,000,000 of past due indebtedness owed by Marketing to SASOL, and (ii) payment of the remaining indebtedness owed by Marketing to SASOL in an amount not to exceed $1,504,396.40 to be payable over six (6) months commencing July 15, 2001;

              (s) the aggregate amount of the Excess Availability of Borrowers as determined by Lender, as of the date hereof, shall be not less than $5,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

              (t) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Lender may request; and

              (u) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

         4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to each Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

              (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

              (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or could reasonably be expected to have a a material adverse effect on the assets or business of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements or of Lender to enforce any Obligations or realize upon any of the Collateral; and

              (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.    GRANT OF SECURITY INTEREST

         5.1 To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

              (a) Receivables;

              (b) all other present and future general intangibles (including Intellectual Property, and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

              (c) all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

              (d) Inventory;

              (e) Equipment;

              (f) Real Property;

              (g) Records; and

              (h) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.


         5.2 Notwithstanding anything to the contrary set forth in Section 5.1 above, the types or items of Collateral described in Section 5.1 shall not include any of the following rights, property and assets owned by Marketing used in the Business (as defined below), but only to the extent such rights, property and assets exist on June 28, 2001 (the "Closing Date") and are sold and transferred by Marketing to Sasol North America, Inc. ("Sasol") pursuant to the Asset Purchase Agreement, dated June 28, 2001, by and between Debtor and Sasol (the "Sasol Agreement") as in effect on the Closing Date:

              (a) the inventory as of the Closing Date as more fully described on Schedule 5.2(a) hereto;

              (b) the contracts and other agreements listed on Schedule 5.2(b) hereof;

              (c) all customer and supplier lists and corresponding marketing records, accounts or purchases and sales, other business records, promotional materials, formula lists, regulatory materials and records and similar items (in whatever format, including without limitation computer files and records) used or acquired in the conduct of the Business;

              (d) all prepaid expenses and deposits, if any, made by Marketing and relating to the Business; and

              (e) any goodwill associated with the Business.

         The term "Business" as used in this Section 5.2 shall mean, the operation by Marketing of the distribution and sale of products historically purchased from Sasol Chemicals Industries Limited, Sasol Solvents division ("SCIL"), CONDEA Vista Company and Lyondell Chemical Company, including acetone, butanol, ethanol (excluding ethnanol purchased by Marketing from SCIL for sale in the Northeast United States), methhyl ethyl ketone, methyl isobutyl ketone, normal propylalcohol, normal propyl acetate, crude n-propyl acetate, crude n-propanol and ethanol.


SECTION 6.    COLLECTION AND ADMINISTRATION

         6.1 BORROWERS' LOAN ACCOUNTS. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 STATEMENTS. Lender shall render to Marketing each month a statement setting forth the balance in each Borrower's loan account(s) maintained by Lender for each such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Lender receives a written notice from Borrowers and Guarantors of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Marketing a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers and Guarantors.

         6.3  COLLECTION OF ACCOUNTS.

              (a) Each Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Lender, subject to Section 9.13, such other banks as Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 6.3 constitute all of the banks with whom each Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a location of such Borrower or otherwise describes the nature of the use of such deposit account by such Borrower.

              (b) Each Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

              (c) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

              (d) Each Borrower and all of its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Receivables or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with a Borrower's own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) as follows: FIRST, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrowers; SECOND, to pay interest due in respect of any Loans; THIRD, to pay principal due in respect of the Loans; FOURTH, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Marketing, or unless an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (b) in the event that there are no outstanding Prime Rate Loans. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of a Borrower. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Miami, Florida time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of such Borrower or otherwise disbursed or established in accordance with the instructions of such Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 APPOINTMENT OF AGENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

              (a) Each Borrower hereby irrevocably appoints and constitutes Marketing as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name or on behalf of such Borrower. Subject to the terms and conditions contained herein, Lender may disburse the Loans to such bank account of a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Marketing may designate or direct, without notice to any other Borrower or Guarantor.

              (b) Marketing hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.5. Marketing shall ensure that the disbursement of any Loans to each Borrower requested by or paid to Marketing, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

              (c) Each Borrower hereby irrevocably appoints and constitutes Marketing as agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

              (d) No purported termination of the appointment of Marketing as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Lender.


         6.7  USE OF PROCEEDS.

              (a) Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (i) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (ii) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.    COLLATERAL REPORTING AND COVENANTS

         7.1  COLLATERAL REPORTING.

              (a) Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

                   (i) no less frequently than weekly, a (A) schedule of sales made, credits issued and cash received, (B) a borrowing base certificate in the form attached hereto as Exhibit B duly, authorized executed and delivered by Borrowers, and (C) Inventory reports, including a detailed report of In-Transit Inventory (broken down by rail, truck, ship) and a physical on-hand inventory report with respect to Borrower's inventory at each location together with authentication reports (prepared by an independent third party acceptable to Lender, except as otherwise agreed to by Lender);

                   (ii) as soon as possible after the end of each month (but in any event within ten (10) days after the end thereof), on a monthly basis or more frequently as Lender may request, (A) perpetual inventory reports, (B) inventory reports by location and category, (C) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrowers), (D) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger) and (E) the month-end physical on-hand inventory report with respect to Borrower's inventory at each location together with authentication reports (prepared by an independent third party acceptable to Lender, except as otherwise agreed to by Lender);

                   (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                   (iv) such other reports as to the Collateral as Lender shall request from time to time; and

              (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2  ACCOUNTS COVENANTS.

              (a) Borrowers shall notify Lender promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, each Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

              (b) Without limiting the obligation of Borrowers to deliver any other information to Lender, each Borrower shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $500,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property,
(iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

              (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

              (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

              (e) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, any chattel paper or instrument which a Borrower now owns or may at any time acquire within five (5) Business Days after such Borrower's receipt thereof, prior to an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, if the amount of any such chattel paper or instrument equals or exceeds $250,000, or all chattel paper and instruments if the aggregate amount of all such chattel paper and instruments equals or exceeds $500,000, and after an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, all such chattel paper and other instruments regardless of the amount thereof, in each case except as Lender may otherwise agree.

              (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors or other obligors that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors and other obligors to make payment of Receivables directly to Lender,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations,
(iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Receivables and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Lender may require.

         7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) each Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) each Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of such Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to each Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) each Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) each Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) each Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (h) each Borrower shall keep the Inventory in good and marketable condition; and (i) each Borrower shall not acquire or accept any Inventory on consignment or approval without including such Inventory in a report of such Inventory provided by Borrowers to Lender pursuant to Section 7.1 hereof.

         7.4 EQUIPMENT AND REAL PROPERTY COVENANTS. With respect to the Equipment and Real Property: (a) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Equipment and/or the Real Property in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (b) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' businesses and not for personal, family, household or farming use; (e) each Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the respective businesses of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and each Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) each Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property. The covenants set forth in this Section with respect to Real Property apply only to the Real Property of Chemicals owned as the date hereof and property acquired by any Borrower or Guarantor after the date hereof, pursuant to Section 9.20 hereof.

         7.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew a Receivable, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to such Borrower and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to
(i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in such Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose, and to complete in such Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign such Borrower's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and
(vii) execute in such Borrower's name and file any UCC and PPSA financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 RIGHT TO CURE. Lender may, at its option, after notice to Borrowers (and so long as Borrowers have not taken such action within a reasonable time after such notice, but in any event within five (5) days after such notice, unless Lender determines in good faith that under the circumstances it is necessary to act sooner): (a) cure any default by any Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of such Borrower to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge a Borrower's account therefor, such amounts to be repayable by such Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all premises of Borrowers and Guarantors during normal business hours and after notice to Marketing, or at any time and without notice to Marketing if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Borrower's and Guarantor's books and records, including the Records, and
(b) each Borrower and Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may, after reasonable notice to Marketing, use during normal business hours such of each Borrower's and Guarantor's personnel, equipment, supplies and premises as may be necessary for the foregoing and at any time if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

          7.8 BILLS OF LADING AND OTHER DOCUMENTS OF TITLE. Each Borrower shall cause all bills of lading and other documents of title relating to goods being purchased by such Borrower which are in transit to the premises of Borrower to name such Borrower as consignee, unless and until Lender may direct otherwise. At such time and from time to time as Lender may direct, each Borrower shall cause Lender or such other financial institution or other person as Lender may specify to be named as consignee. Without limiting any other rights of Lender hereunder, Lender shall have the right to endorse and negotiate on behalf of, and as attorney-in-fact for, each Borrower any bill of lading or other document of title with respect to such goods naming such Borrower as consignee to Lender. Each Borrower shall cause all bills of lading or other documents of title relating to goods purchased by Borrower which are in transit to the premises of Borrower to be issued in a form so as to constitute negotiable documents as such term is defined in the Uniform Commercial Code.

SECTION 8.    REPRESENTATIONS AND WARRANTIES

         Each Borrower and Guarantor hereby, jointly and severally, represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

         8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's or Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which a Borrower or Guarantor is a party or by which a Borrower or Guarantor or any of their property are bound. This Agreement and the other Financing Agreements to which each is a party constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable in accordance with their respective terms. Borrowers and Guarantors do not have any Subsidiaries except as set forth on the Information Certificates.

         8.2 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and Guarantors which have been or may hereafter be delivered by Borrowers or Guarantors to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers and Guarantors as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers or Guarantors to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers or Guarantors, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.3 CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the addresses set forth on the signature page hereto and the only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of each Borrower and Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers or Guarantors and sets forth the owners and/or operators thereof and to the best of each Borrower's and Guarantor's knowledge, the holders of any mortgages on such locations.

         8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 TAX RETURNS. Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 LITIGATION. There is no present investigation by any Governmental Authority pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against or affecting any Borrower or Guarantor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Borrower's and Guarantor's knowledge threatened, against any Borrower or Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which, in each or any case, if adversely determined against such Borrower and Guarantor would have a Material Adverse Effect.

         8.7  COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS.

               (a) Except as set forth in Schedule 8.7 hereto, each Borrower, Guarantor and their Subsidiaries is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Each Borrower, Guarantor and their Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws where the failure to so comply would have a Material Adverse Effect.

              (b) Each Borrower, Guarantor and their Subsidiaries has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority (the "Permits") required for the lawful conduct of its business. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower, Guarantor and their Subsidiaries to own and operate its business as presently conducted or proposed to be conducted. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of each Borrower's and Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which would have a Material Adverse Effect.

         8.8  ENVIRONMENTAL COMPLIANCE.

               (a) Except as set forth on Schedule 8.8 hereto, Borrowers, Guarantors and any Subsidiary have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers, Guarantors and any Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

              (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of each Borrower's and Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower, Guarantor or Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or Guarantor or its business, operations or assets or any properties at which any Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

              (c) Except as set forth on Schedule 8.8, Borrowers, Guarantors and Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

              (d) Each Borrower, Guarantor and Subsidiary has all licenses, certificates, approvals or similar authorizations and other Permits required to be obtained or filed in connection with the operations of such Borrower, Guarantor or Subsidiary under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations are valid and in full force and effect.

         8.9  EMPLOYEE BENEFITS.

              (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of each Borrower's and Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and Guarantor and their ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

              (b) There are no pending or to the best of each Borrower's and Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

              (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) do not exceed such Plan's liabilities under Section 400(a)(16) of ERISA;
(iii) each Borrower, Guarantor and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower, Guarantor and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower, Guarantor and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers and Guarantors maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the rights of Borrowers and Guarantors to establish new accounts in accordance with Section 9.13 below.

         8.11 INTELLECTUAL PROPERTY. Each Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of each Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by a Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting a Borrower contesting its right to sell or use any such Intellectual Property. Schedule
8.11 sets forth all of the agreements or other arrangements of Borrowers pursuant to which a Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of a Borrower as in effect on the date hereof. No trademark, servicemark or other Intellectual Property at any time used by a Borrower which is owned by another person, or owned by a Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.11 hereto.

         8.12 INTERRELATED BUSINESS. Parent is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of each of the Borrowers and Guarantors. International, a wholly-owned Subsidiary of Parent, is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of JLM Chemicals Asia, Pte Ltd., JLM Jigsha Chemicals (India) Pvt. Ltd., Inquinosa International, S.A.. Borrowers, Guarantors and the other JLM Domestic Subsidiaries and JLM Foreign Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers, Guarantors and the other JLM Domestic Subsidiaries and Foreign Subsidiaries share an identity of interests such that any benefit received by any one of them benefits the others. Borrowers, Guarantors and the other Domestic and Foreign Subsidiaries render services to or for the benefit of the other Borrowers and/or Guarantors and other Domestic and Foreign Subsidiaries, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers, Guarantors and the other Domestic and Foreign Subsidiaries (including INTER ALIA, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). Borrowers, Guarantors and the other Domestic and Foreign Subsidiaries have centralized accounting and legal services, common officers and directors and are identified to creditors as a single economic and business enterprise.

         8.13 CAPITALIZATION.

              (a) All of the issued and outstanding shares of Capital Stock of each Borrower and Guarantor (other than Parent) are directly and beneficially owned and held by Parent, and in each case as to all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

              (b) Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder.

         8.14 LABOR DISPUTES

              (a) Set forth on Schedule 8.14 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and any union, labor organization or other bargaining agent in respect of the employees of such Borrower on the date hereof.

              (b) There is (i) no significant unfair labor practice complaint pending against a Borrower or Guarantor, to the best of each Borrower's and Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against a Borrower or, to best of each Borrower's and Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against a Borrower or, to the best of each Borrower's and Guarantor's knowledge, threatened against a Borrower.

         8.15 CORPORATE NAME; PRIOR TRANSACTIONS. Each Borrower and Guarantor has not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

         8.16 RESTRICTIONS ON SUBSIDIARIES. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its respective Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its respective Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its respective Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

         8.17 MATERIAL CONTRACTS. Schedule 8.17 hereto sets forth all Material Contracts to which each Borrower and Guarantor is a party or is bound as of the date hereof. Each Borrower and Guarantor has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Each Borrower and Guarantor is not in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.18 PAYABLE PRACTICES. Each Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.19 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of each Borrower and Guarantor and its respective Subsidiaries in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business or assets of any Borrower or Guarantor, which has not been fully and accurately disclosed to Lender in writing.

         8.20 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers and Guarantors shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 MAINTENANCE OF EXISTENCE. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto (other than pursuant to a merger or liquidation permitted hereunder) and maintain in full force and effect all material Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and each Borrower and Guarantor shall deliver to Lender a copy of the amendment to the certificate of incorporation of such Borrower, Guarantor or Subsidiary providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower, Guarantor or Subsidiary as soon as it is available.

         9.2 NEW COLLATERAL LOCATIONS. Each Borrower and Guarantor may open any new location within the continental United States provided such Borrower or Guarantor (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including Collateral Access Agreements and UCC financing statements and PPSA financing statements. For purposes hereof, a "new location" shall mean any location of Collateral other than those set forth in the Information Certificate.

         9.3  COMPLIANCE WITH LAWS, REGULATIONS, ETC.

              (a) Each Borrower and Guarantor shall, and shall cause its Subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, Permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

              (b) Each Borrower and Guarantor shall and shall cause its Subsidiaries to, establish and maintain at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of each Borrower and Guarantor who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Borrower and Guarantor to Lender. Each Borrower and Guarantor shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

              (c) Each Borrower and Guarantor shall give both oral and written notice to Lender immediately upon a Borrower's or Guarantor's receipt of any notice of, or a Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by a Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects a Borrower or Guarantor with respect to business, operations or assets or any properties at which a Borrower or Guarantor transported, stored or disposed of any Hazardous Materials.

              (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of a Borrower or Guarantor in order to avoid any material non-compliance, with any Environmental Law, such Borrower or Guarantor shall, at Lender's request and such Borrower's or Guarantor's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's or Guarantor's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

              (e) Each Borrower and Guarantor shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of a Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require Borrowers or Guarantors to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 INSURANCE. (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Each Borrower and Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for any Borrower or Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Each Borrower and Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and each Borrower and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of their Affiliates.

              (b) At its option, Lender may apply any insurance proceeds (other than insurance proceeds of Equipment which is subject to purchase money security interests or liens permitted by Section 9.8 hereof; in which case Lender shall, to the extent it receives such insurance proceeds, remit same to Borrowers) received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may in good faith determine or hold such proceeds as cash collateral for the Obligations, EXCEPT THAT notwithstanding anything to the contrary contained herein, if any Equipment is lost, physically damaged or destroyed, upon the written request of Borrowers, Lender shall release the net cash proceeds from insurance received by Lender pursuant to this Section 9.5 to Borrowers as a result of such loss, damage or destruction to the extent necessary for the repair, refurbishing or replacement of such Equipment, PROVIDED, THAT, each of the following conditions is satisfied: (i) no Event of Default shall exist or have occurred and be continuing at the time immediately after giving effect to such release, (ii) such proceeds shall be used solely to repair, refurbish or replace the property so lost, damaged or destroyed (free and clear of any security interests, liens, claims or other encumbrances other than as permitted in Section 9.8 hereof), (iii) the repair, refurbishing or replacement of the property so lost, damaged or destroyed shall be commenced as soon as reasonably practicable and shall be diligently pursued to satisfactory completion, (iv) the proceeds shall be held by Lender as cash collateral for the Obligations and shall be disbursed from such cash collateral from time to time as needed and/or, at Lender's option, released by Lender directly to the contractor, subcontractor, materialmen, laborers, engineers, architects and other persons rendering services or materials to repair, refurbish or replace the property so lost, damaged or destroyed, (v) the amount of the insurance proceeds and Borrowers' unrestricted cash available for such purposes are sufficient in Lender's reasonable determination, to allow Borrowers to effect such repair, refurbishing or replacement in a satisfactory manner, (vi) the repair, refurbishing or replacement to which the proceeds are applied shall cause the Equipment so lost, damaged, destroyed to be of at least equal value and substantially the same character as prior to such loss, damage or destruction, and (vii) the casualty shall have resulted in payment of $250,000 in insurance proceeds or less. Upon completion of the work and payment in full therefor, or upon the failure to commence, or diligently to continue the work or the replacement of the Collateral, Lender may, at Lender's option and after prior notice to Borrowers, either apply the amount of any such proceeds then or thereafter in the possession of Lender to the payment of the Obligations or hold such proceeds as cash collateral for the Obligations on terms and conditions acceptable to Lender and not release such funds to Borrowers, PROVIDED, THAT, nothing contained herein shall limit the right of Lender to apply any or all of such proceeds to the Obligations at any time an Event of Default shall exist or have occurred and be continuing.

         9.6  FINANCIAL STATEMENTS AND OTHER INFORMATION.

              (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers, Guarantors and their Subsidiaries in accordance with GAAP and Borrowers and Guarantors shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower and Guarantors, and to notify the auditors and accountants of Borrowers and Guarantors that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers and Guarantors shall each furnish or cause to be furnished to Lender, the following: (i) within thirty
(30) days after the end of each fiscal month, (A) monthly unaudited consolidated financial statements, and unaudited consolidating financial statements for Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of each of Parent and its Subsidiaries, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, and (B) monthly unaudited consolidated financial statements, and unaudited consolidating financial statements for Borrowers (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers as of the end of and through such fiscal month, certified to be correct by the chief financial officer of each of Borrowers, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers were in compliance with the covenants set forth in Sections 9.10(d), 9.12(a)(iii), and 9.15 of this Agreement for such month; (ii) within forty-five (45) days after the end of each fiscal quarter, (A) quarterly unaudited consolidated financial statements of Parent and its Subsidiaries (including in each case, balance sheets, statements of income and loss and statements of cash flow) and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case, balance sheets, statements of income and loss and statements of cash flow), in each case all in reasonable detail, fairly presenting the financial position and the results of operations of Parent and its Subsidiaries as of the end of and through such fiscal quarter, and (B) quarterly unaudited consolidated financial statements of Borrowers (including in each case, balance sheets, statements of income and loss and statements of cash flow) and unaudited consolidating financial statements of Borrowers (including in each case, balance sheets, statements of income and loss and statements of cash flow), in each case all in reasonable detail, fairly presenting the financial position and the results of operations of Borrowers as of the end of and through such fiscal quarter, and
(iii) within ninety (90) days after the end of each fiscal year, (A) audited consolidated financial statements and audited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, and (B) audited consolidated financial statements and audited consolidating financial statements of Borrowers (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers as of the end of and for the fiscal year then ended.

              (b) Borrowers and Guarantors shall promptly notify Lender in writing of the details of (i) any loss or damage that involves Collateral having a value in excess of $500,000, (ii) any action, suit or proceeding relating to Collateral having a value in excess of $500,000, (iii) any Material Contract of a Borrower or Guarantor being terminated or amended or any new Material Contract entered into (in which event such Borrower or Guarantor shall provide Lender with a copy of such Material Contract), (iv) any order, judgment or decree in excess of $1,000,000 shall have been entered against a Borrower or Guarantor or any of its properties or assets, (v) any notification of violation of laws or regulations received by a Borrower or Guarantor, (vi) any ERISA Event, and (vii) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

              (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

              (d) Borrowers and Guarantors shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the businesses of Borrowers and Guarantors, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the businesses of Borrowers and Guarantors to any court or other Governmental Authority or to any Participant or assignee or prospective Participant or assignee. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and Guarantors and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and Guarantors and to disclose to Lender such information as they may have regarding the businesses of Borrowers and Guarantors. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

         9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Each Borrower and Guarantor shall not, and shall not permit any JLM Domestic Subsidiary (other than Terminals and JLM Realty, Inc.) or Chem Canada to, directly or indirectly:

              (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, EXCEPT, THAT, any Borrower or Guarantor may merge with and into or consolidate with any other Borrower or Guarantor (other than International), PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention of such Borrower or Guarantor to so merge or consolidate and such information with respect thereto as Lender may reasonably request, (ii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) Lender shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State, (iv) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions have a net worth (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the net worth of each of the entities involved in such merger immediately prior to such transaction or series of transactions, (v) in the case of the merger of any Borrower, such Borrower as the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Lender, and execute and deliver such other agreements, documents and instruments as Lender may request in connection therewith, and (vi) each Borrower and Guarantor shall ratify and confirm that its guarantees of the Obligations (and in the case of Borrowers, its joint and several liability, the guarantees of the Obligations of the other Borrowers) shall apply to the Obligations as assumed by such surviving entity; or

              (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person EXCEPT, FOR,

                   (i)  sales of Inventory in the ordinary course of business,

                   (ii) the sale or other disposition of Equipment so long as
(A) any proceeds are paid to Lender for application to the Obligations and (B) as of the date of such sale and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,

                     (iii) the issuance and sale by Parent of Capital Stock after the date hereof; PROVIDED, THAT, (A) Lender shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by Parent, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Parent, as the case may be, from such sale, (B) Parent shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except to the extent such dividends, or repurchases or redemptions are otherwise permitted under Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrowers to request or receive Loans or Letter of Credit Accommodations or the right of Borrowers to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers with Lender or are more restrictive or burdensome to Borrowers than the terms of any Capital Stock in effect on the date hereof, (D) any proceeds payable to Parent in connection with the issuance and sale of such Capital Stock shall be paid to Lender for application to the Obligations, and (E) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred; and

                   (iv) the issuance of (A) Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to a stock option plan or 401(k) plan of such Borrower or Guarantor for the benefit of its employees, directors and consultants, and (B) warrants (issued as of the date hereof) to purchase up to 955,109 shares, in the aggregate of Capital Stock of the Parent and warrants, after the date hereof to purchase up to an aggregate of 1,000,000 shares of Capital Stock of the Parent, PROVIDED, THAT, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to any of the foregoing agreements which would result in a Change of Control or other Event of Default;

              (c) form or acquire any Subsidiaries other than those listed on the Information Certificates;

              (d) wind up, liquidate or dissolve; or

              (d) agree to do any of the foregoing (unless such agreement has been consented to in writing by Lender or includes as a condition to the effectiveness of such agreement that Lender's consent thereto be obtained).

         9.8 ENCUMBRANCES. Each Borrower and Guarantor shall not, and shall not permit any JLM Domestic Subsidiary or Chem Canada to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, EXCEPT:


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

                   (i)  liens and security interests of Lender;

                   (ii) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary and with respect to which adequate reserves have been set aside on its books;

                   (iii) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business to the extent: (A) such liens secure indebtedness which is not overdue or (B) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                   (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Borrower, Guarantor or Subsidiary as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

                   (v) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property, in each case, acquired after the date hereof so long as such security interests and mortgages do not apply to any property of a Borrower, Subsidiary or Guarantor other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be and is otherwise permitted under Section 9.9(b);

                   (vi) pledges and deposits of cash by any Borrower, Subsidiary or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the practices of Borrowers, Subsidiaries and Guarantors as of the date hereof;

                   (vii) pledges and deposits of cash by Borrowers, Guarantors and Subsidiaries after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), and other similar obligations in each case in the ordinary course of business consistent with the practices of Borrowers, such Subsidiaries and Guarantors as of the date hereof; PROVIDED, THAT, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance reasonably satisfactory to Lender;


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

                   (viii) liens arising from (A) operating leases and the precautionary UCC financing statement filings or registrations in respect thereof and (B) equipment or other materials which are not owned by a Borrower, Guarantor or Subsidiary, as the case may be, located on the premises of such Borrower, Guarantor or Subsidiary, as the case may be (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrowers in and the precautionary UCC financing statement filings in respect thereof;

                   (ix) liens and security interests set forth on Schedule 8.4 hereto;

                   (x) judgment liens in respect of judgments that would not cause an Event of Default under Section 10 hereof;

                   (xi) liens and security interests on the Collateral and other assets of Chemicals, JLM Realty, Inc. and Terminals in favor of the Term Loan Lender to secure the Indebtedness of Chemicals and Terminals to Term Loan Lender permitted under Section 9.9 below; and

                   (xii) liens and security interests on the Real Property of Parent located at 8675 Hidden River Parkway, Tampa, Florida, in favor of the SouthTrust Bank to secure the Indebtedness of Borrowers and Guarantors to SouthTrust Bank permitted under Section 9.9 below.

         9.9 INDEBTEDNESS. Each Borrower and Guarantor shall not, and shall not permit any JLM Domestic Subsidiary or Chem Canada to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, EXCEPT for:

              (a) the Obligations;

              (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Person other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

              (c) unsecured Indebtedness of a Borrower to any other Borrower arising after the date hereof pursuant to loans by such Borrower to such other Borrower to the extent permitted under Section 9.10(d) hereof;

              (d) unsecured Indebtedness of a Borrower to Parent arising after the date hereof pursuant to loans by Parent to such Borrower to the extent permitted under Section 9.10(d) hereof;

              (e) unsecured Indebtedness of a Guarantor or a Subsidiary of any Guarantor or any Borrower (other than a Borrower) to any Borrower arising after the date hereof pursuant to


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

loans by such Borrower to such Guarantor or a Subsidiary of such Guarantor to the extent permitted under Section 9.10(d) hereof,

              (f) Indebtedness of any Subsidiary of Parent, other than Borrowers, Guarantors and Chem Canada, PROVIDED, THAT, (i) as to any such Indebtedness, Borrowers and Guarantors shall not be directly or indirectly liable (by virtue of such Borrower or Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness), and (ii) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare a default on Indebtedness of any Borrower or Guarantor or cause the payment thereof to be accelerated or payable prior to its stated maturity;

              (g) Indebtedness of Borrowers, Guarantors or any of their respective Subsidiaries under swap agreements, cap agreements, collar agreements, exchange agreements, futures or forward hedging contracts or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials used or produced in the business of any Borrower or Guarantor or any of their respective Subsidiaries; PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than US$250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

              (h) Indebtedness of Chemicals, JLM Realty, Inc. and Terminals to Term Loan Lender evidenced by or arising under the Term Loan Lender Agreements (as in effect on the date hereof), PROVIDED, THAT:

                   (i) the aggregate principal amount of such Indebtedness shall not exceed $7,135,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Term Loan Lender Agreements in effect on the date hereof,

                   (ii) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the Term Loan Lender Agreements;

                   (iii) Borrowers, Guarantors and their Subsidiaries shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, EXCEPT, THAT, Chemicals, Terminals and JLM Realty, Inc. may
(A) make regularly scheduled payments of principal, interest and fees, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the Term Loan Lender Agreements as in effect on the date hereof, and
(B) prepay such Indebtedness but only with the proceeds of the sale of the Collateral subject to the first Lien of Term Loan Lender and not the proceeds of any Collateral subject to the first lien of Lender or with the proceeds of any Loans;

                   (iv) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change any of the material terms of such Indebtedness or any of the

Term Loan Lender Agreements as in effect on the date hereof, EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Term Loan Lender Agreements as in effect on the date hereof; and

                   (v) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

              (i) Indebtedness of Parent to SouthTrust Bank evidenced by or arising under the SouthTrust Bank Agreements (as in effect on the date hereof), PROVIDED, THAT:

                   (i) the aggregate principal amount of such Indebtedness shall not exceed $1,885,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the SouthTrust Bank Agreements in effect on the date hereof,

                   (ii) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the SouthTrust Bank Agreements;

                   (iii) Borrowers, Guarantors or their Subsidiaries shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, EXCEPT, THAT, Parent may make regularly scheduled payments of principal, interest and fees, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the SouthTrust Bank Agreements as in effect on the date hereof;

                   (iv) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change any of the material terms of such Indebtedness or any of the SouthTrust Bank Agreements as in effect on the date hereof, EXCEPT, THAT, Borrowers and Guarantors may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the SouthTrust Bank Agreements as in effect on the date hereof; and

                   (v) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;


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

              (j) Indebtedness of Borrowers or Parent evidenced by or arising under the Subordinated Notes (as in effect on the date hereof), PROVIDED, THAT:

                   (i) the aggregate principal amount of such Indebtedness shall not exceed $200,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Subordinated Notes in effect on the date hereof,

                   (ii) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the Subordinated Notes;

                   (iii) such Indebtedness is and shall remain unsecured;

                   (iv) such Indebtedness is, in all respects, subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment and satisfaction in full of all of the Obligations;

                   (v) Borrowers and Guarantors shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness;

                   (vi) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or any of the Subordinated Notes as in effect on the date hereof, EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Subordinated Notes as in effect on the date hereof, or (B) make optional prepayments of principal or redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                   (vii) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

              (k) the unsecured Indebtedness of Borrowers, Guarantors and their Subsidiaries set forth on Schedule 9.9(k) hereto; PROVIDED, THAT, (i) the Borrower, Guarantor or Subsidiary obligated on such Indebtedness may only make regularly scheduled or other mandatory payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers, Guarantors and Subsidiaries shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement,


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

document or instrument related thereto as in effect on the date hereof EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by a Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by a Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

              (l) the Indebtedness set forth on Schedule 9.9(l) hereto; PROVIDED, THAT, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof EXCEPT, THAT, Borrowers and Guarantors may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to (1) extend the maturity thereof, or (2) defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or (3) reduce the interest rate or any fees in connection therewith, (4) make any covenants contained therein less restrictive or burdensome as to such Borrower or Guarantor, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except with the proceeds of Refinancing Indebtedness with respect thereto), and (iii) Borrowers shall furnish to Lender all material notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by such Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

              (m) Indebtedness of any Borrower, Guarantor or its Subsidiaries arising pursuant to loans permitted under Section 9.10 hereof.

         9.10 LOANS, INVESTMENTS, GUARANTEES, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries or agree to do any of the foregoing, EXCEPT:

              (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

              (b) investments in cash or Cash Equivalents, PROVIDED, THAT, (i) no Loans are then outstanding and (ii) as to any of the foregoing, unless waived in writing by Lender, each Borrower and Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lenders in such investments;

              (c) guarantees by each Borrower and Guarantor of the Obligations of any Borrower in favor of Lender;

              (d) loans by a Borrower, Guarantor or any Subsidiary of a Borrower or Guarantor to a Borrower, Guarantor or Subsidiary of a Borrower or Guarantor after the last day of the month immediately prior to the date hereof, PROVIDED, THAT,

                   (i) as to all of such loans, (A) within forty-five (45) days after the end of each fiscal month, Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Lender upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, (D) no loan shall be made by either Borrower to Terminals and (E) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                   (ii) as to loans by a Guarantor or any Subsidiary of a Guarantor (other than a Borrower) to a Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (B) promptly upon Lender's request, Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor or Subsidiary (as the case may be) and such Borrower, and (C) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness;

              (iii) as to loans by Chemicals to a Subsidiary of Parent (other than Borrowers and Terminals) in no event shall the aggregate amount of all such loans outstanding at any time exceed $1,500,000;

              (iv) as to loans by Marketing to a Subsidiary of Parent (other than Borrowers and Terminals) in no event shall the aggregate amount of all such loans outstanding at anytime exceed $13,500,000;

              (v) as to loans by a Borrower to Parent, as of the date of any such loan and after giving effect thereto, the aggregate amount of the Excess Availability of Borrowers shall be not less than $1,000,000 and in no event shall the aggregate amount of all such loans to Parent exceed $3,000,000;

              (vi) as to such loans by a Subsidiary of a Guarantor (other than a Borrower) to a Guarantor, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, and (B) promptly upon Lender's request, Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the subordination in right of payment of such Indebtedness of such Guarantor to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiary and such Guarantor;

              (e) subject to Section 9.10(d) above and Section 9.12 below, any Borrower or Guarantor (or any of their respective Subsidiaries) may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

              (f) the existing equity investments of Borrowers, Guarantors and their Subsidiaries as of the date hereof in their respective Subsidiaries, PROVIDED, THAT, Borrowers and Guarantors shall have no further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries;

              (g) stock or obligations issued to any Borrower, Guarantor or Subsidiary by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to any Borrower, Guarantor or Subsidiary in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, prior to an Event of Default, if the amount or value of all of such stock and instruments in the aggregate is greater than $100,000, and after an Event of Default, regardless of the amount or value thereof, the original of any such stock or instrument evidencing such obligations to a Borrower, Guarantor or any Subsidiary shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower, Guarantor or Subsidiary or as Lender may request;

              (h) obligations of account debtors to any Borrower, Guarantor or Subsidiary arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower, Guarantor or Subsidiary, as the case may be; PROVIDED, THAT, prior to an Event of Default, if the amount of all of such notes in the aggregate is greater than $250,000 and after an Event of Default, regardless of the amount thereof, promptly upon the receipt of the original of any such promissory note by a Borrower Guarantor or any Subsidiary such promissory note shall be endorsed to the order of Lender by such Borrower Guarantor or any Subsidiary and promptly delivered to Lender as so endorsed;

              (i) loans or advances by any Borrower, Guarantor or any of their respective Subsidiaries to any of its employees, after the date hereof, not to exceed the principal amount of $25,000 in the aggregate at any time outstanding in the ordinary course of such Borrower's,


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Guarantor's or Subsidiary's business for reasonable and necessary work-related travel and other ordinary business expenses to be incurred by such employees in connection with their employment with such Borrower, Guarantor or Subsidiary, as the case may be;

              (j) unsecured guarantees by any Borrower or Guarantor of the Indebtedness of any Borrower, Guarantor or any of their respective Subsidiaries permitted under Section 9.9(b) hereof;

              (k) any investments of any Borrower, Guarantor or any of their respective Subsidiaries in swap agreements, cap agreements, collar agreements, exchange agreements futures or forward hedging contracts or similar contractual arrangements intended to protect a Person against fluctuations in interest rates, currency exchange rates or the price of raw materials and other chemical products used or produced in the business of any Borrower; PROVIDED, THAT, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than the $250,000,000 and are not for speculative purposes and are unsecured;

              (l) the guarantee by Parent in favor of SASOL with respect to the obligations of Marketing to SASOL pursuant to the terms of the Asset Purchase Agreement, dated May 23, 2001, by and among Parent, Marketing and SASOL (as in effect on the date hereof);

              (m) the existing loans, advances and guarantees set forth on
Schedule 9.10 hereto, PROVIDED, that, as to such loans, advances and guarantees,
(i) Borrowers, Guarantors, or their respective Subsidiaries, as the case may be, shall not, directly or indirectly, amend, modify, alter or change in any material respect the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose (except as expressly required pursuant to the terms thereof or pursuant to regularly scheduled payments permitted herein) and (ii) Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees received by a Borrower, Guarantor or Subsidiary or on its behalf, promptly after the receipt thereof.

         9.11 DIVIDENDS AND REDEMPTIONS. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of such Borrower, Guarantor or Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, EXCEPT, THAT:

              (a) any Subsidiary of a Borrower or Guarantor may pay dividends to such Borrower or Guarantor or Subsidiary and any Subsidiary of Parent (other than a Borrower) may redeem or repurchase any of its Capital Stock by making payments to a Borrower, Guarantor, or Subsidiary; and


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              (b) any Borrower or Guarantor may pay dividends or may redeem or repurchase any of its Capital Stock for consideration consisting of common stock or preferred stock.

         9.12 TRANSACTIONS WITH AFFILIATES. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

              (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, employee, shareholder, director, agent or any other Affiliate, EXCEPT (i) in the ordinary course of and pursuant to the reasonable requirements of such Borrower's, Guarantor's or Subsidiary's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subsidiary than it would obtain in a comparable arm's length transaction with a person that is not an Affiliate, (ii) the loans and advances permitted by Sections 9.10(d) hereof, (iii) accounts receivable of Borrowers in respect of which any Subsidiary of Borrowers or any Guarantor is the account debtor (the "Intercompany Accounts Receivable"), provided, that, (A) as of the date of the creation of any such Intercompany Account Receivable by any Borrower and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and (B) after giving effect to the creation of any Intercompany Account Receivable, Excess Availability shall be not less than $1,000,000 and (C) the aggregate dollar amount of Intercompany Accounts Receivable outstanding at any time shall not, at any time exceed $1,500,000; or

              (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of any Borrower or Guarantor EXCEPT (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower, Guarantor or Subsidiary, as the case may be, in the ordinary course of business, and (ii) payments by a Borrower to any other Borrower in respect of Indebtedness arising pursuant to loans made by such Borrower to the extent such Indebtedness is permitted under
Section 9.9 hereof.

         9.13 ADDITIONAL BANK ACCOUNTS. Each Borrower and Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in
Schedule 8.10 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by such Borrower or Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14 COMPLIANCE WITH ERISA. Each Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not


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allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

         9.15 ADJUSTED TANGIBLE NET WORTH. Borrowers, on a consolidated basis, shall at all times maintain Adjusted Tangible Net Worth of not less than $16,000,000.

         9.16 END OF FISCAL YEARS: FISCAL QUARTERS. Parent shall, for financial reporting purposes, and shall cause each of its Subsidiaries' cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         9.17  CHANGE IN BUSINESS.

               Parent and its Subsidiaries shall not engage in any business other than the businesses of Parent and its Subsidiaries on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Parent and its Subsidiaries are engaged on the date hereof.

         9.18 LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower, Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower, Guarantor or any Subsidiary of such Borrower or Guarantor other than the restriction that such loans be on arms-length terms,
(c) transfer any of its properties or assets to such Borrower, Guarantor or any Subsidiary of such Borrower or Guarantor other than the restriction that such transactions be on an arms-length basis; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower, Guarantor or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower, Guarantor or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by such Borrower or Guarantor and outstanding on such acquisition date, (vi) the extension or continuation of contractual obligations in existence on the date hereof; PROVIDED, THAT, any such encumbrances or restrictions contained in such extension or continuation are no


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less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued, and (e) except to the extent the restrictions and other limitations set forth in clauses (a) through (d) are otherwise permitted in this Agreement.

         9.19 COSTS AND EXPENSES. Borrowers and Guarantors shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code and PPSA financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' and Guarantors' operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office, PROVIDED, THAT, the aggregate per diem charged to Borrowers in each year of this Agreement shall not exceed $15,000 (exclusive of out-of-pocket costs and expenses); and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.20 AFTER ACQUIRED REAL PROPERTY. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgage and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $500,000 (or if an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of such Borrower or Guarantor, upon Lender's request, such Borrower or Guarantor shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgage and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first and only lien and mortgage on and


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security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgage or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

         9.21 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower and Guarantor hereby authorizes Lender to execute and file one or more UCC financing statements and PPSA financing statements signed only by Lender.


SECTION 10.   EVENTS OF DEFAULT AND REMEDIES

         10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

              (a) (i) any Borrower fails to pay when due any of the Obligations or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.14, 9.16, 9.17, or 9.18 of this Agreement and such failure shall continue for thirty (30) days; PROVIDED, THAT, such thirty (30) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such thirty (30) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform, or otherwise breaches or violates, any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements (or any other default under any of the other Financing Agreements shall occur), other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

              (b) any representation, warranty or statement of fact made by any Borrower Obligor or Guarantor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;


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

              (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

              (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $500,000 in any one case or in excess of $500,000 in the aggregate, exclusive in each case of any portion of such judgment covered by insurance, and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of their assets;

              (e) any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

              (f) any Borrower or Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

              (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

              (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property;

              (i) any default by any Borrower or Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, which results in the right of the holder of such obligation or indebtedness to accelerate indebtedness owing to such holder in an amount equal to at least $500,000 or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and would have a Material Adverse Effect;


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

              (j) an ERISA Event shall occur;

              (k) any Change of Control;

              (l) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of a Borrower or Guarantor of which any Borrower, Guarantor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal or civil statute, or commencement or threatened commencement of criminal or civil proceedings by any Governmental Authority against such Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral or (ii) any other property of Borrower or Guarantor which is necessary or material to the conduct of its business; or

              (m) there shall be an event, condition or circumstance which has a Material Adverse Effect.

         10.2 REMEDIES.

              (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

              (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers and Guarantors, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale,


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

foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Guarantor, which right or equity of redemption is hereby expressly waived and released by each Borrower and Guarantor and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Parent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower and Guarantor waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Guarantor waives the posting of any bond which might otherwise be required.

              (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower and Guarantor hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Borrower or Guarantor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrowers and Guarantors, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

              (d) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers and Guarantors shall remain jointly and severally liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

              (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW


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

         11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

              (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida (without giving effect to principles of conflicts of law).

              (b) Borrowers, Guarantors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Dade County, Florida and the United States District Court for the Southern District of Florida and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower, Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower, Guarantor or its property).

              (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any Borrower or Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Lender against such Borrower or Guarantor for the amount of the claim and other relief requested.

              (d) BORROWERS, GUARANTORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, GUARANTORS OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF

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THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              (e) Lender shall not have any liability to Borrowers or Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers or Guarantors in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 WAIVER OF NOTICES. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Lender may elect to give shall entitle any Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrowers and Guarantors. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 WAIVER OF COUNTERCLAIMS. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.


         11.5 INDEMNIFICATION. Borrowers and Guarantors shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. Borrowers and Guarantors will not, however, be responsible to any Indemnified Party hereunder for any claim to the extent that a court having jurisdiction shall have determined by a final non-appealable judgment that any such claim shall have arisen out of or resulted from actions taken or omitted to be taken by such Indemnified Party which constitute gross negligence or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         11.6 CURRENCY INDEMNITY. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the "Judgment Currency") any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made pursuant to the Currency Exchange Convention at which Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the rate pursuant to the Currency Exchange Convention prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Lender of the amount due, Borrower will, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Lender is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due. If the amount of the Currency Due which Lender is able to purchase is less than the amount of the Currency Due originally due to it, Borrower shall indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS

         12.1 TERM.

              (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date which is the second (2nd) anniversary of the date hereof (the "Renewal Date"); PROVIDED, THAT, Lender may at its option, extend the Renewal Date to the date three (3) years from the date hereof by giving Borrowers notice at least sixty (60) days prior to the second (2nd) anniversary of this Agreement) and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers (subject to Lender's right to extend the Renewal Date as provided above) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) Business Days' prior written notice to Lender (which notice shall be irrevocable) and Lender may terminate this Agreement and all other Financing Agreements at any time on or after the occurrence of an Event of Default. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations that are not contingent and shall furnish cash collateral, (or at Lender's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines in good faith are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral, if any, shall be remitted by wire transfer, as directed by Lender, to such bank account of Lender, as Lender may, in its discretion, designate to Marketing for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Miami, Florida time.

              (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid (or for which Agent has received cash collateral as provided in Section 12.1(a) above, as to contingent Obligations), and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

              (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                                AMOUNT                                      PERIOD
               (i)   Two (2%) percent of the Maximum       From the date hereof to and including the first
                     Credit                                (1st) anniversary of the date hereof

               (ii)  One (1%) percent of the Maximum       From the first anniversary of the date hereof to
                     Credit                                and including the second (2nd) anniversary of
                                                           the date hereof or if the term of this Agreement
                                                           is extended, at any time prior to the end of the
                                                           then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

              (d) Notwithstanding anything to the contrary contained in Section 12.1(c) above, in the event of the termination of this Agreement by Borrowers prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above with the proceeds of initial loans and advances by First Union National Bank to Borrowers pursuant to a revolving credit facility provided by First Union National Bank to Borrowers to replace the financing arrangements provided for herein, Borrowers shall not be required to pay the early termination fee provided for above.

         12.2 INTERPRETATIVE PROVISIONS.

              (a) All terms used herein which are defined in Article 1 or
Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

              (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

              (c) All references to any Person herein, shall include their respective successors and assigns.

              (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

              (e) The word "including" when used in this Agreement shall mean "including, without limitation".

              (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

              (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

              (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

              (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

              (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

              (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

              (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

         12.3 NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Marketing, as agent for Borrowers and Guarantors at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.5 SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, Guarantors and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to any Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.6 CONFIDENTIALITY.

              (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers or Guarantors pursuant to this Agreement, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party,
(iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.6, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

              (b) In no event shall this Section 12.6 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by a Borrower or any third party without breach of this Section 12.6 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than a Borrower or a Guarantor, (iii) require Lender to return any materials furnished by Borrowers to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.6 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

         12.7 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

LENDER                                      BORROWERS
------                                      ---------

CONGRESS FINANCIAL CORPORATION              JLM CHEMICALS, INC.
(FLORIDA)

By: /s/ Daniel Cott                         By: /s/ Michael E Hayes
    ---------------------------------           --------------------------------
Title: First Vice President                 Title: Vice President

ADDRESS:                                    CHIEF EXECUTIVE OFFICE:
--------                                    ----------------------
777 Brickell Avenue                         8675 Hidden River Parkway
Miami, Florida 33131                        Tampa, Florida 33637


                                            JLM MARKETING, INC.

                                            By: /s/ Michael E Hayes
                                                --------------------------------
                                            Title: Vice President

                                            CHIEF EXECUTIVE OFFICE:
                                            ----------------------
                                            8675 Hidden River Parkway
                                            Tampa, Florida 33637

                                            GUARANTORS
                                            ----------

                                            JLM INDUSTRIES, INC.

                                            By: /s/ Michael E Hayes
                                                --------------------------------
                                            Title: Vice President

                                            CHIEF EXECUTIVE OFFICE:
                                            ----------------------
                                            8675 Hidden River Parkway
                                            Tampa, Florida 33637

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                            JLM INTERNATIONAL, INC.

                                            By: /s/ Michael E Hayes
                                                --------------------------------
                                            Title: Vice President

                                            CHIEF EXECUTIVE OFFICE:
                                            ----------------------
                                            8675 Hidden River Parkway
                                            Tampa, Florida 33637

                                    EXHIBIT A
                                       TO
                           LOAN AND SECURITY AGREEMENT

                     [See Attached Information Certificates]

                                    EXHIBIT B
                                       TO
                           LOAN AND SECURITY AGREEMENT


                      [Form of Borrowing Base Certificate]

                                    EXHIBIT C
                                       TO
                           LOAN AND SECURITY AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE




To:      Congress Financial Corporation (Florida)
         777 Brickell Avenue
         Miami, Florida 33131

Ladies and Gentlemen:

         I hereby certify to you as follows:

         1. I am the duly elected Chief Financial Officer of JLM Chemicals, Inc., a Delaware corporation ("Chemicals"), and JLM Marketing, Inc., a Delaware corporation ("Marketing", together with Chemicals, collectively, "Borrowers"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated June __, 2001, by and among Congress Financial Corporation (Florida) ("Lender"), Borrowers, JLM Industries, Inc., a Delaware corporation ("Industries"), JLM International, Inc., a Delaware corporation ("International", together with Industries, collectively "Guarantors") and Borrowers (as amended, modified or supplemented, from time to time, the "Loan Agreement").

         2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrowers, during the immediately preceding fiscal month.

         3. The review described in Section 2 above did not disclose the existence during or at the end of such fiscal month, and I have no actual knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes an Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower or Guarantor has taken, is taking, or proposed to take with respect to such condition or event.

         4. I further certify that, based on the review described in Section 2 above, Borrowers and Guarantors have not at any time during or at the end of such fiscal month, except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

                (A) Changed its respective corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements.

                (B) Changed the location of its chief executive office, or changed the location of or disposed of any of its properties or assets (other than permitted by the Financing Agreements), or established any new asset locations.

                (C) Materially changed the terms upon which it sells goods (including sales on consignment) or provides services, nor has any vendor or trade supplier to Borrowers or Guarantors during or at the end of such period materially adversely changed the terms upon which it supplies goods to Borrowers or Guarantors.

                (D) Permitted or suffered to exist any security interest in or liens on any of its properties, whether real or personal, other than as specifically permitted in the Financing Agreements.

                (E) Become aware of, obtained knowledge of, or received notification of, any breach or violation of any covenant contained in any instrument or agreement in respect of Indebtedness for money borrowed by Borrowers or Guarantors.

         5. Attached hereto as Schedule III are the calculations used in determining, as of the end of such fiscal month, whether Borrowers were in compliance with the covenants set forth in Sections 9.10(d), 9.12(a)(iii) and
9.15 of the Loan Agreement for such fiscal month.

         The foregoing certifications are made and delivered this day of ___________, _____.


                                               Very truly yours,

                                               JLM CHEMICALS, INC.

                                               By:_____________________________

                                               Title:__________________________


                                               JLM MARKETING, INC.

                                               By:_____________________________

                                               Title:__________________________


                                      C-2